SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

THE MONY GROUP INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following is a memorandum to the employees of The Advest Group, Inc., a subsidiary of The MONY Group. The merger agreement for AXA Financial, Inc.’s acquisition of The MONY Group was filed by The MONY Group under cover of Form 8-K on September 18, 2003 and is incorporated by reference into this filing.

Message From Advest Management

Regarding AXA/MONY Announcement

We are sure that by now you have all been informed of the exciting news that The MONY Group has entered into an agreement to become a wholly-owned subsidiary of AXA Financial. AXA Financial is a subsidiary of the AXA Group, a worldwide leader in financial protection and wealth management.

What does this mean for Advest? From an organizational standpoint, we will continue to operate as we currently do. Our headquarters will remain in Hartford, our management team will stay in place, and our brand will likewise remain unchanged.

Most importantly, however, our focus on providing the best advice to clients, free from product-specific sales goals will not change. Becoming part of the AXA team presents Advest and MONY an opportunity to leverage all that we have been building – by joining forces with a strong, diversified and experienced company.

This announcement adds an exciting new chapter to the long and storied history of our firm. With the strength of AXA Financial behind us, our potential for growth and success is greatly enhanced. We all want to thank you for your commitment to Advest. We look forward to this new phase of our journey with your continued support.

/s/ Grant Kurtz                                         /s/ Dan Mullane

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Important Legal Information

MONY intends to file a proxy statement and AXA Financial and MONY intend to file other documents regarding the proposed acquisition of MONY by AXA Financial with the Securities and Exchange Commission (the “SEC”). Before making any voting or investment decisions, investors and security holders of MONY are urged to read the proxy statement regarding the acquisition, carefully in its entirety when it becomes available, because it will contain important information about the proposed transaction. A definitive proxy statement will be sent to the stockholders of MONY seeking their approval of the transaction. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus, when it becomes available, and other documents filed with, or furnished to, the SEC by AXA Financial and MONY at the SEC’s web site at www.sec.gov. The definitive proxy statement and other documents may also be obtained for free from MONY and AXA Financial by directing a written request to Shareholder Services, MONY, 1740 Broadway, New York, N.Y. 10019; Attn. John MacLane (jmaclane@mony.com.), or to AXA Financial, 1290 Avenue of the Americas, New York, N.Y. 10104, Attn. Robert Walsh (Robert.Walsh@axa-financial.com).

Certain Information Concerning Participants: MONY, its directors, executive officers and certain members of management and employees may be soliciting proxies from MONY shareholders in favor of the approval of the transaction. Information regarding such officers and directors is included in MONY’s proxy statement for its 2003 Annual Meeting of shareholders filed with the SEC on May 2, 2003.